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________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

          Date of Report (date of earliest event reported)
                        November 21, 1996
                       ___________________

          Oxford Tax Exempt Fund II Limited Partnership
        __________________________________________________
        (Exact Name of Registrant as Specified in Charter)



       Maryland            0-14428          52-1394232
   _______________     ________________  ________________
   (State or Other     (Commission file  (I.R.S. Employer
   Jurisdiction of          Number)       Identification
    Incorporation)                            Number)


   7200 Wisconsin Avenue, Suite 1100, Bethesda, Maryland  20814
   ____________________________________________________________
            (Address of Principal Executive Offices)

Registrant's telephone number, including area code (301) 654-3100
                                                   ______________

_________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)



















_________________________________________________________________
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Item 5.  Other Events.

     Refunding of OTEF II's Bonds. OTEF II recently completed refunding transactions for seven of the fifteen tax-exempt mortgage revenue bonds (the "Existing Mortgage Revenue Bonds") in its portfolio. These seven bonds have an approximate aggregate principal amount of $134 million and comprise approximately one-half of OTEF II's portfolio. Bond refunding transactions for the remaining Existing Mortgage Revenue Bonds are expected to close shortly in accordance with certain agreements previously entered into between OTEF II and the owners of the properties securing the bonds (the "Operating Partnerships"). The bonds are being refunded in order to preserve the federally tax-exempt nature of distributions to the BAC Holders.

     Under   the  refundings,  OTEF  II  exchanged  the  Existing
Mortgage Revenue Bonds for new senior Series A Bonds and subordinated Series B Bonds (collectively, the "Refunding Bonds") with the same aggregate principal amount as the Existing Mortgage Revenue Bonds. The Refunding Bonds mature 30 years from the closing of the related refundings. The Refunding Bonds will accrue interest on their combined principal amounts at fixed, stepped rates that increase during each year of the term (the "Combined Rate").

     The  Series A Bonds initially bear interest at the  rate  of
4.9% for a period of one year at which time the rate will be reset. The Series A Bonds require payments of interest only during the first three years and, beginning in the fourth year of their terms, are subject to annual sinking fund redemptions that will result in full amortization of the Series A Bonds over the remaining term.

     The Series B Bonds for each Operating Partnership are subordinated in right and time of payment to the related Series A Bonds. The Series B Bonds accrue interest equal to the product of the Combined Rate multiplied by the total combined principal balance of the Series A Bonds and the Series B Bonds for each Operating Partnership, less the interest payable on the related Series A Bonds; the resulting amount of interest divided by the principal balance of the Series B Bonds equals the interest accrual rate on the Series B Bonds. Interest only is payable on the Series B Bonds to the extent of available cash flow, with the entire principal balance due at maturity.

     Settlement of Litigation. As previously reported, OTEF II and certain of its affiliates are defendants in putative class and derivative lawsuits consolidated as In re Oxford Tax Exempt
                                         ________________________
Fund  Securities  Litigation,  No.  WMN  95-3643  (D.Md.).    The
_____________________________
plaintiffs and the defendants in that consolidated action entered into a Stipulation of Settlement (the "Settlement"), which was filed with the court on November 18, 1996. At a hearing held on November 21, 1996, the court entered an order granting preliminary approval of the Settlement and approving certification for settlement purposes only of a class consisting of all OTEF II BAC Holders as of the record date of November 21,

1996. OTEF II has mailed to all BAC Holders of record a notice with respect to the class action lawsuits and the Settlement (the "Notice"), accompanied by an Information Memorandum, which outlines the terms of the Settlement and describes a new business plan for OTEF II (the "Liquidity and Growth Plan"). The terms of the Settlement are subject to final court approval. The Liquidity and Growth Plan will be implemented only if the Settlement is so approved.

     If the Liquidity and Growth Plan is implemented, the Managing General Partner will seek to provide liquidity and a public trading market for the OTEF II BACs by listing them for trading on the American Stock Exchange. In addition, if the Liquidity and Growth Plan is implemented, OTEF II currently intends to increase tax-exempt distributions on the OTEF II BACs to at least $12.38 for the first quarter following implementation of the Liquidity and Growth Plan. OTEF II may increase distributions further in 1997 as a result of completion of the restructuring.

     The Settlement also provides class members who do not wish to participate in the Liquidity and Growth Plan with the option to exchange any or all of their OTEF II BACs for a new class of BACs called "Status Quo BACs." The Status Quo BACs are designed to replicate, to the extent possible, the interest that the holders of the Status Quo BACs would have had in the Existing Mortgage Revenue Bonds, as refunded, if the OTEF partnership agreement had continued to govern and the Liquidity and Growth Plan was not implemented. The Status Quo BACs will have such terms and redemption rights as are more fully described in the Information Memorandum.

     Pursuant  to  the  Settlement, OTEF  II  and  the  Operating
Partnerships are required to complete the refundings of the Existing Mortgage Revenue Bonds and to enter into a cross-pooling arrangement, effective with the refunding of each Existing Mortgage Revenue Bond, whereby the applicable Operating
Partnership will make loans to enable each other Operating Partnership to make all of its debt service payments required under the terms of its respective Series A Bonds. In addition, the Operating Partnerships have agreed to enter into a pledge arrangement, effective upon refunding, requiring each Operating Partnership to deposit any net cash flow remaining after discharge of its cross-pooling obligations and its Series B Bond debt service obligations into an account to be applied by OTEF II to certain permitted uses, including the obligations of all of the Operating Partnerships on their Series B Bonds. The cross-pooling and pledge obligations of the Operating Partnerships are subject to certain conditions which are more fully described in the Notice.

     As part of the Settlement, OTEF II will be granted the right to receive 50% of any amounts actually received by certain other defendants (including any accrued interest) with respect to the approximately $33 million of deferred fees and loan obligations currently owed to those defendants by the Operating Partnerships.
Such   deferred amounts are payable by the Operating Partnerships from  net  cash flow remaining after they discharge all of  their
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obligations with respect to their Series A and Series B Bonds  as well  as  their  cross-pooling and pledge  obligations  described above,  all  of  which  are obligations to  which  the  Operating
Partnerships  are  subject for the entire term of  the  Refunding
Bonds.   Defendant Oxford Realty Financial Group, Inc.  also  has
agreed to waive or limit certain fees that would have been payable to it by OTEF II and the Operating Partnerships under the 1995 OTEF II Restructuring Plan.

     In accordance with the Settlement, the plaintiff class and the defendants have agreed to a court order reforming or otherwise amending OTEF II's partnership agreement to, among other things, impose limitations on or clarifications of the rights and powers of OTEF II and the Managing General Partner. These amendments are set forth in an exhibit to the Stipulation of Settlement.

     If the Settlement receives final approval, the defendants will be released from any and all claims arising out of or relating to adoption of the 1995 OTEF Restructuring Plan and the Liquidity and Growth Plan and, as to derivative claims, OTEF II will release the other defendants from such claims. Within five days of the effective date of the court's final order approving the Settlement, the parties will file a stipulation dismissing all related actions pending in Maryland state court.

     OTEF II has incurred and will incur substantial legal fees and expenses as a result of the Settlement. These legal fees include the fees of plaintiffs' counsel. Under the Settlement, OTEF II has agreed not to object to a request by plaintiffs' counsel for fees and expenses of up to $2.5 million. Any such fee request must be approved by the court.


























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                             SIGNATURES
                            ____________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP

                    By: Oxford Tax Exempt Fund II Corporation,
                        Managing General Partner


                    By: /s/ Francis P. Lavin
                        _____________________________________
                        Francis P. Lavin,
                        President


Date:  December 6, 1996